UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2019

IDT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16371	22-3415036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-1000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) IDT Corporation’s (the “Company”) Annual Meeting of Stockholders was held on December 12, 2019 (the “Meeting”). Stockholders voted on the matters set forth below.

(b) (1) A majority of the votes present or represented at the Meeting by the holders of shares entitled to vote on the following matter were voted in connection with the election of each of the Board of Directors nominees named in the Proxy Statement of the Company.

The nominees for election to the Board of Directors were elected, each for a one-year term, based upon the following votes:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Vote	% Votes For
Michael Chenkin	6,390,875	99,169	13,455	0	98.27
Eric F. Cosentino	6,239,489	250,237	13,773	0	95.94
Howard S. Jonas	5,664,350	827,029	12,120	0	87.10
Bill Pereira	6,352,220	137,939	13,340	0	97.67
Judah Schorr	6,396,926	102,636	3,937	0	98.36

(2) A majority of the votes present or represented at the Meeting by the holders of shares entitled to vote on the following matter were voted in connection with the approval of an amendment to the Company’s 2015 Stock Option and Incentive Plan that will: (a) increase the number of shares of the Company’s Class B common stock available for the grant of awards thereunder by 425,000; and (b) change the automatic annual grant to independent, non-employee directors from 4,000 fully vested restricted shares of Company’s Class B common stock to a number of fully vested restricted shares of the Company’s Class B common stock with a value of $50,000 based on the average of the high and the low stock trading price of the Company’s Class B common stock on the business day immediately prior to the applicable grant date.

The number of votes cast with respect to this matter was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Vote	% Votes For
6,455,866	42,462	5,171	0	99.27

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDT CORPORATION

By:	/s/ Shmuel Jonas
Name:	Shmuel Jonas
Title:	Chief Executive Officer

Dated: December 16, 2019

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